EXHIBIT 10.34
AMENDMENT
     This Amendment (the “Amendment”) to that certain Employment Agreement dated July 22, 2005 (the “Employment Agreement”) by and between Jerry Chase (the “Employee”) and Terayon Communication Systems, Inc., a Delaware corporation (the “Company”), is entered into by and between the Employee and the Company on May 10, 2007. Capitalized terms used in this Amendment that are not otherwise defined herein shall have the respective meanings set forth in the Employment Agreement.
     Whereas, the Employment Agreement provides for, among other provisions, the payment of severance to the Employee upon an Involuntary Termination that includes an amount equal to a multiple of the greater of (i) the Employee’s annual performance bonus (excluding any one-time retention or hiring bonuses) for the most recent calendar year completed prior to the effective date on which the Employee’s employment is terminated or (ii) the Employee’s target performance bonus in effect for the year in which the Employee’s employment is terminated; and
     Whereas, the Company has elected to defer the adoption of the Company’s 2007 Corporate Bonus Program and 2007 Section 16 Officer Plan (collectively, the “Bonus Plans”) at the request of Motorola, Inc., a Delaware corporation (“Parent”), in connection with that certain Merger Agreement, dated as of April 21, 2007 (the “Merger Agreement”), by and among the Company, Parent and Motorola GTG Subsidiary VI Corp., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and the transactions contemplated thereby, including, among other things, the merger of Merger Sub with and into Company, with the Company continuing as a surviving corporation and wholly-owned subsidiary of Parent (the “Merger”); and
     Whereas, the Company has determined that deferral of the adoption of the Bonus Plans may adversely impact the formulation used to calculate severance payable under the Employment Agreement in the event of an Involuntary Termination, and to preserve the original intent of the Employment Agreement as described in the first recital to this Amendment, the Company now finds it in the best interests of the Company to amend such formulation on the terms set forth in this Amendment; and
     Whereas, the Company and the Employee intend that this Amendment be conditioned upon, and effective immediately prior to, the consummation of the Merger; and
     Whereas, the Employee is agreeable to the Amendment and now wishes to manifest his consent to the Amendment.
     NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Employee agree as follows:

I. Amendments to Employment Agreement. The Employment Agreement is hereby amended in the following respects:
     A. Section 6(b)(ii) of the Employment Agreement is hereby deleted in its entirety and replaced and superseded by the following:
“(ii) the greater of (A) the Employee’s annual performance bonus (excluding any one-time retention or hiring bonuses) paid with respect to calendar year 2006 or (B) the 2007 Target Bonus Amount.”
     B. The following newly created defined term is hereby incorporated into the Employment Agreement as Section 11(a) thereto:
“(a) Definition of ‘2007 Target Bonus Amount.’ For purposes of Section 6(b) and Section 6(c) hereof, “2007 Target Bonus Amount” shall mean:
An amount equal to 75 percent of the Employee’s Base Salary that is in effect for the calendar year 2007.” For the avoidance of doubt, the 2007 Target Bonus Amount shall mean $300,000.
     C. Prior to giving effect to this Amendment, the section of the Employment Agreement identified as Section 11(a) of the Agreement, and each other section of the Employment Agreement that is affected by the Amendment (the “Former Section Numbers”), shall be amended to reflect a new section number, and all other sections of the Employment Agreement making reference to the Former Section Numbers shall be revised accordingly to give effect to this Amendment.
II. Effectiveness of Amendment. The Company and the Employee hereby acknowledge and agree that the Amendment is conditioned upon, and shall not become effective until immediately prior to, the consummation of the Merger. In the event that the Merger Agreement is terminated in accordance with its terms, the Company and the Employee hereby agree that this Amendment shall terminate effective as of the date of such termination and without any further action of the parties hereto, and neither party shall have any liability to the other with respect to the provisions contained herein.
III. Employee’s Consent. The Employee hereby acknowledges, is agreeable to and hereby consents to the amendments to the Employment Agreement contemplated by this Amendment.
IV. Scope of Amendment. Except and only to the extent specifically contemplated herein, all of the terms and conditions of the Employment Agreement are hereby ratified and confirmed and shall remain in full force and effect. In case of any conflict or inconsistency between the provisions of this Amendment and the Employment Agreement, this Amendment shall control. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, each of the parties has executed this Amendment, in the case of the Company by its duly authorized officer, as of the day and year first above written.

/s/ Jerry Chase
Jerry Chase

TERAYON COMMUNICATION SYSTEMS, INC.
By:	/s/ Dave Woodrow
	Name:	Dave Woodrow
	Title:	Director